EXHIBIT 10.2

                              AMERILINK CORPORATION

                               AMENDMENT NO. 2 TO
                         EXECUTIVE EMPLOYMENT AGREEMENT


         This AMENDMENT NO. 2 TO EXECUTIVE EMPLOYMENT AGREEMENT (the "Amendment") is made in Columbus, Ohio effective as of August 4, 1998, by and between AMERILINK CORPORATION, an Ohio corporation (the "Company"), and LARRY R. LINHART, an individual residing in New Albany, Ohio (the "Executive"), who, for and in consideration of the mutual promises hereinafter made and other good and valuable consideration, each of them intending to be bound hereby, agree that that certain Executive Employment Agreement dated as of August 19, 1994 between the Company and the Executive, as amended by Amendment No. 1 to Executive Employment Agreement dated on or about April 29, 1997 (together, the "Agreement") shall be and hereby is modified and amended as hereinafter provided:

         SECTION 1. DEFINITIONS. As used herein, capitalized terms shall have the meanings set forth in the Agreement except as expressly otherwise defined herein. As used in the Agreement, the following terms shall have the following meanings, and any prior or different definition of any of the following terms shall be and hereby is amended and restated as set forth below:

                  "COMMON SHARES" means the common shares, without par value, of the Company.

                  "COMPENSATION COMMITTEE" means the Compensation Committee of the Board of Directors, as constituted from time to time.

                  "EXTENDED EMPLOYMENT PERIOD" means the period of time commencing on the first day of the Fiscal Year which began March 31, 1998 and ending on the Employment Termination Date.

                  "IBT" means, for each Fiscal Year, the dollar amount of the consolidated net income before income taxes of the Company and its subsidiaries determined in accordance with generally accepted accounting principles, consistently applied in accordance with past practice. The amount of IBT reflected on the Company's annual financial statements prepared in accordance with generally accepted accounting principles and audited by Ernst & Young, LLP or such other accounting firm of national reputation as may be selected as the Company's auditor from time to time, shall be conclusively binding on the Company and the Executive for purposes of this Agreement.

                  "INCENTIVE BONUS COMPENSATION" means the amounts payable to the Executive pursuant to paragraphs (b), (c), (d) and (e) of Section 5 of the Agreement.

                  "RESTRICTED STOCK" means awards of Common Shares granted as "restricted stock awards" pursuant to SECTION.10 of the Company's 1994 Stock Incentive Plan as the same shall be extended and amended from time to time with the approval of the Executive (which shall be deemed evidenced by his approval thereof by his vote in favor thereof as a Director of the Company or his signature thereof on behalf of the Company in his capacity as President of the Company), or pursuant to equivalent provisions of a subsequent stock incentive plan adopted hereafter by the Company with the approval of the Executive (evidenced as indicated above).

                  "SCHEDULED EMPLOYMENT TERMINATION DATE" means March 31, 2008.

                  "TARGET ADJUSTMENT AMOUNT" means, for the first Fiscal Year of the Extended Employment Period, an amount of Target IBT equal to $30,000,000, and for each subsequent Fiscal Year of the Extended Employment Period, an amount of Target IBT equal to 110% of the Target Adjustment Amount applicable to the previous Fiscal Year.

                  "TARGET IBT" means, for each Fiscal Year, the forecasted amount of IBT to be earned by the Company pursuant to a budgetary forecast or financial plan which shall be prepared annually by the Executive in consultation with senior executives of the Company and approved by resolution of the Board of Directors annually prior to the beginning of such Fiscal Year (or such later date as shall be approved by the Board of Directors) in order to establish levels of Incentive Bonus Compensation with respect to such Fiscal Year in accordance with ss.5(b) of the Agreement.

                  "TARGET RANGE" means, for each Fiscal Year, a range of amounts of IBT having a lower limit equal to 95% of Target IBT and an upper limit equal to 105% of Target IBT, and including all amounts of IBT equal to and greater than such lower limit and equal to and less than such upper limit, each of such lower and upper limits of the Target Range to be in the dollar amounts specified by the Compensation Committee in connection with its approval of the forecasted amount of Target IBT for such Fiscal Year.

         SECTION 2. COMPENSATION. Section 5 of the Agreement is hereby amended and supplemented by adding thereto the following paragraphs (c), (d) and (e), as follows:

                  (c) ALTERNATE INCENTIVE BONUS COMPENSATION. For each Fiscal Year during the Extended Employment Period in which IBT equals or is less than $5,000,000, Incentive Bonus Compensation shall be determined exclusively in accordance with the provisions of Section 5(b), above. For each Fiscal Year during the Extended Employment Period in which IBT exceeds $5,000,000, notwithstanding the provisions of Section 5(b), above, Incentive Bonus Compensation shall be determined exclusively in accordance with the provisions of this Section 5(c) and Section 5(d) and (e), below. For each such Fiscal Year in which IBT exceeds $5,000,000, the Executive shall be paid "Incentive Bonus Compensation" in an amount equal to the percentages of IBT for such Fiscal Year determined as follows:

                           (i) If IBT for such Fiscal Year exceeds $5,000,000 but does not equal or exceed the lower limit of the Target Range for such Fiscal Year, the Incentive Bonus Compensation for such Fiscal Year shall equal 2.5% of total IBT for such Fiscal Year.

                           (ii) If IBT for such Fiscal Year equals or exceeds the lower limit of the Target Range for such Fiscal Year, the Incentive Bonus Compensation for such Fiscal Year shall equal 3.1% of the amount of total IBT for such Fiscal year up to but not exceeding the upper limit of the Target Range for such Fiscal Year, plus the sum of the amounts, if any, calculated pursuant to clause (iii), below.

                           (iii) If IBT in such Fiscal Year exceeds the upper limit of the Target Range for such Fiscal Year, the Executive shall be entitled to additional Incentive Bonus Compensation equal to (A) 3.5% of the amount of such excess IBT up to, but not exceeding, $1,000,000 plus (B) 3.7% of the amount, if any, by which such excess IBT exceeds $1,000,000 but does not exceed $2,000,000, plus (C) 4% of the amount, if any, by which such excess IBT exceeds $2,000,000 but does not exceed $3,000,000 plus (D) 5% of the amount, if any, by which such excess IBT exceeds $3,000,000, but does not exceed $4,000,000 plus (E) 2% of the amount, if any, by which such excess IBT exceeds $4,000,000.

                  (d)      ADJUSTMENT.

                           (i)   For any Fiscal Year, in the event that
         Target IBT exceeds the Target Adjustment Amount, the amount of Incentive Bonus Compensation payable for such Fiscal Year shall be adjusted by multiplying the amount calculated as set forth in clauses (i), (ii) and (iii) of Section 5(c) above by a fraction, the numerator of which is the Target Adjustment Amount and the denominator of which is the Target IBT less one-half of the amount by which the Target IBT exceeds the Target Adjustment Amount.

                           (ii) In the event that the Company or any of its subsidiaries shall, whether by merger, consolidation, combination, purchase of assets or other form of acquisition, acquire during any Fiscal Year another business (an "Acquisition") the financial operations of which (A) were not taken into account in the determination of Target IBT for such Fiscal Year and (B) will, in accordance with generally accepted accounting principles, be reported for such Fiscal Year on a consolidated basis with the operations of the Company and its consolidated subsidiaries, whether as a "pooling" or a "purchase" (as such terms are defined according to generally accepted accounting principles), the Board of Directors may, in its discretion after consultation with the Executive, make such adjustment to the Incentive Bonus Compensation for such Fiscal Year, to the extent based on IBT directly attributable to such Acquisition, as the Board of Directors may determine to be equitable to the Executive and the Company in the circumstances.

                           (iii) The Board of Directors shall be exclusively responsible, and is hereby authorized, to make all determinations on behalf of the Company with respect to the calculation of Incentive Bonus Compensation. In the event that the Board of Directors and the Executive shall be unable to resolve any dispute relating to the calculation of Incentive Bonus Compensation for any Fiscal Year, the issue may be referred by either party to Ernst & Young, LLP, or such other accounting firm of national reputation as shall then be the Company's auditor, and the determination of the issue by such firm shall be final and binding on all parties.

                  (e) PAYMENT OF INCENTIVE BONUS COMPENSATION. The Executive's Incentive Bonus Compensation for each Fiscal Year during the Extended Employment Period shall be payable within 10 days after the issuance of the Company's audited financial statements for the related Fiscal Year. The Incentive Bonus Compensation shall be payable in a combination of cash, deferred compensation pursuant to a deferred compensation plan as provided below, and Restricted Stock. That portion of the Incentive Bonus Compensation for any such Fiscal Year (the "Cash Portion") which is the greater of (i) 75% of the Base Compensation of the Executive for such Fiscal Year, or (ii) such larger portion as the Board of Directors shall determine after consideration of the Company's compensation policies for other executive officers of the Company and such other criteria as it shall determine to be relevant, shall be paid to the Executive in cash or a combination of cash and deferred compensation allocated as provided in the deferred compensation plan to be adopted by the Company as provided below. The balance of the Incentive Bonus Compensation remaining after payment of the Cash Portion (the "Restricted Stock Portion") shall be paid by the issuance and delivery of that number of shares of Restricted Stock which equals the dollar amount of the Restricted Stock Portion divided by the average closing price per share of the Common Shares on the last 10 trading days of such Fiscal Year. The Company shall use diligent efforts to adopt a deferred compensation plan reasonably acceptable to the Executive pursuant to which receipt by the Executive of a part of the Cash Portion may be deferred and made payable pursuant to such deferred compensation plan. In connection with the payment of the Restricted Stock Portion for any Fiscal Year, the only restrictions which shall apply to such Restricted Stock grants shall be the requirement of continued employment hereunder during the three Fiscal Years immediately following such Fiscal Year, provided, however, that if the Scheduled Employment Termination Date is less than three years from the date of grant, the restrictions shall be limited to the time period which ends on the Scheduled Employment Termination Date.

         SECTION 3. EMPLOYEE BENEFITS; VACATIONS.

         (a) Section 7(a) of the Agreement is hereby amended and restated in its entirety as follows:

                  (a) BENEFIT PLANS. The Executive shall be entitled to participate in a deferred compensation plan which the Company shall use reasonable efforts to adopt on terms and conditions reasonably acceptable to the Executive. The Company shall continue in effect any perquisite, benefit or compensation plan (in addition to the deferred compensation provided for above) including its profit-sharing plan and 401K plan, medical insurance plan, life insurance plan, health and accident plan and disability plan in which the Executive is currently participating, or shall maintain plans providing substantially similar or improved benefits (collectively referred to as the "Benefit Plans"); provided, however, that the Company may make modifications to the Benefit Plans so long as such modifications (i) are generally applicable either to all salaried employees of the Company, or, in connection with plans which apply only to executive officers and/or other so-called highly compensated employees of the Company, are generally applicable to such executive officers and/or highly compensated employees, and, in either case, (ii) do not discriminate adversely against the Executive or other highly-compensated employees of the Company.

         (b) VACATIONS. The Executive shall be entitled in each Fiscal Year to a vacation of six weeks (30 working days) during the first five Fiscal Years of the Extended Employment Period, and eight weeks (40 working days) during the last five Fiscal Years of the Extended Employment Period, during all of which time his compensation shall be paid in full, in addition to such holidays and other non-working days as are consistent with the policies of the Company for its executives generally. The Executive's unused vacation days for any Fiscal Year shall not carry forward to any subsequent Fiscal Year. In addition, the Executive shall be entitled to take a three-month sabbatical leave of absence during any Fiscal Year of the last five Fiscal Years of the Extended Employment Period, in lieu of his vacation time for such Fiscal Year, during all of which time his compensation shall be paid in full.

         SECTION 4. TERMINATION OF EMPLOYMENT Section 11(a)(1) is hereby amended and restated in its entirety as follows:

                  (a)       NOTICE OF TERMINATION; EMPLOYMENT TERMINATION DATE.

                  (1) Any termination of the Executive's employment by the
                      Company or the Executive shall be communicated by written Notice of Termination to the other party thereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated. If the Executive's employment shall be terminated for any reason, or for no reason, other than termination for Cause pursuant to
                      Section 11(b) or voluntary termination of employment by the Executive other than for Good Reason prior to the Scheduled Employment Termination Date pursuant to
                      Section 11(e)(2), all Restricted Stock held by the Executive immediately, automatically and without any requirement of any further action on the part of the Company or the Executive, shall be deemed fully vested without any applicable restrictions, and shall be promptly issued to the Executive without legend (except as to customary restrictions relating to applicable securities laws); and all Incentive Bonus Compensation then remaining unpaid, including any part of the Restricted Stock Portion for which shares of Restricted Stock have not then been issued to the Executive, and all Incentive Bonus Compensation for the Fiscal Year in which the Employment Termination Date shall occur, shall be payable in cash without reference to any requirement otherwise applicable hereunder for payment partially in cash, partially in Restricted Stock and/or partially pursuant to any deferred compensation plan adopted by the Company.

         SECTION 5. STOCK OPTIONS. As a material part of the consideration to the Executive for entering into this Amendment, the Company, through the Compensation Committee or otherwise, shall grant to the Executive options to purchase 200,000 Common Shares under and subject to the provisions of the Company's 1994 Stock Incentive Plan, as amended and supplemented as hereinafter set forth (the "Plan"), at the price per share equal to the value thereof on the date of the Company's 1998 Annual Meeting of Shareholders, which shall be deemed for purposes of the Agreement to be the closing price per share of the Common Shares on the NASDAQ National Market on the immediately preceding trading day; provided, however, that the maximum number of such options which may be qualified as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986 as amended ("ISO's") shall be granted as such ISO's at a price per share equal to 110% of the closing price of the Common Shares on the NASDAQ National Market on such day. The term of such options shall be for ten years (except that in the case of the ISO's, the term shall be limited to five years) and such options shall vest and become exercisable ratably over the four successive years following the date of grant. The Company agrees to adopt and propose for approval at its 1998 Annual Meeting of Shareholders, an amendment to the 1994 Stock Incentive Plan which shall increase by 600,000 the number of shares available for grant thereunder, and the Company shall use its reasonable best efforts to solicit approval of the Shareholders of the Company of such amendment at such meeting. Notwithstanding any of the provisions of this Agreement, this Amendment is and shall be conditioned upon (i) the grant by the Company of the options described above in this SECTION.5, (ii) the adoption of an amendment to the Plan conforming to the provisions of this SECTION.5 and
(iii) the approving vote of the Shareholders of the Company at the 1998 Annual Meeting with respect to said amendment to the Plan.

         SECTION 6. RATIFICATION AND CONFIRMATION OF AGREEMENT. The provisions of the Agreement, as herein above restated and amended, are and remain in full force and effect, and, as so amended and restated, the Agreement is hereby fully ratified and confirmed.

         IN WITNESS WHEREOF, the Company and the Executive have executed multiple counterparts of this Agreement.

COMPANY:                                    EXECUTIVE:
--------                                    ----------

AMERILINK CORPORATION                               /s/ Larry R. Linhart
1900 East Dublin-Granville Road                 ----------------------------
Columbus, Ohio  43229                       Name:       Larry R. Linhart
                                            Address: 4683 Yantis Road
                                                     New Albany, Ohio 43054


By:               /s/ Joseph L. Govern
   -----------------------------------------
Name:             Joseph L. Govern
Title:            Senior Vice President - Operations


and by:           /s/ Richard W. Rubenstein
   -----------------------------------------
Name:             Richard W. Rubenstein
Title:            Assistant Secretary